Registration No. 333-_____________

As filed with the Securities and Exchange Commission on April 29, 2004

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-8

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

SYPRIS SOLUTIONS, INC.

(Exact name of Registrant as specified in its charter)
Delaware		61-1321992

(State of other jurisdiction of incorporation or organization)		(I.R.S. Employer Identification Number)

101 Bullitt Lane, Suite 450,	Louisville, Kentucky	40222

(Address of Principal Executive Offices)		(Zip Code)
2004 SYPRIS EQUITY PLAN

(Full title of plan)

Jeffrey T. Gill
President and Chief Executive Officer
Sypris Solutions, Inc.
101 Bullitt Lane, Suite 450
Louisville, Kentucky 40222
(502) 329-2000

(Name, address and telephone number, including area code, of agent for service)

Copies to:
Robert A. Heath, Esq.
Wyatt, Tarrant & Combs, LLP
500 W. Jefferson Street, Suite 2800
Louisville, Kentucky 40202
(502) 589-5235

CALCULATION OF REGISTRATION FEE

======================= ====================== ======================= ======================= =============
  Title of Securities            Amount             Proposed Maximum           Proposed           Amount Of
         to be                    to be              Offering Price       Maximum Aggregate      Registration
      Registered              Registered            per Share (1)        Offering Price (1)         Fee
======================= ====================== ======================  ======================= =============
Common Stock,
$.01par value (2)         3,000,000 shares (3)         $20.64               $61,920,000          $7,845.26
======================= ====================== ======================  ======================= =============
(1)

Calculated in accordance with Rule 457(c) solely for the purpose of computing the amount of the registration fee based upon the average of the high and low sale price for the Common Stock as reported on the Nasdaq National Market on April 27, 2004.

(2)	Includes the Series A Preferred Stock purchase rights associated with the Common Stock.
(3)

The amount of Common stock to be registered hereby includes such additional shares as may be issued pursuant to the anti-dilution provisions of the plan to reflect stock splits, stock dividends or similar transactions pursuant to Rule 416(a) under the Securities Act of 1933, as amended, without the need of a post-effective amendment.

Exhibit Index on Page 8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.     INCORPORATION OF DOCUMENTS BY REFERENCE.

                   The Registrant hereby incorporates the following documents filed by the Registrant with the Securities and Exchange Commission (the “Commission”) in this Registration Statement:

               (a)      The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003, as amended on Form 10-K/A filed March 11, 2004 and as amended on Form 10-K/A filed April 7, 2004 (Commission File No. 000-24020).

               (b)      The Registrant’s Current Report on Form 8-K filed March 15, 2004 (Commission File No. 000-24020).

               (c)      The description of the Registrant’s common stock, $.01 par value (the “Common Stock”), which is contained in the Registrant’s current report on Form 8-K/A filed May 13, 1998, pursuant to Section 13 of the 1934 Act (Commission File No. 000-24020), including any amendment or report filed for the purpose of updating such description.

               (d)      The description of the Registrant’s Series A Preferred Stock purchase rights contained in the registration statement on Form 8-A filed October 23, 2001 (Commission File No. 000-24020), including any amendment or report filed for the purpose of updating such description.

               All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all of the shares of the Common Stock offered have been sold or which deregisters all of the shares of Common Stock then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference herein and filed prior to the filing hereof shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein modifies or supersedes such statement, and any statement contained herein or in any other document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any other subsequently filed document which also is incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.     DESCRIPTION OF SECURITIES.

               Not applicable.

ITEM 5.     INTERESTS OF NAMED EXPERTS AND COUNSEL.

               Not applicable.

ITEM 6.     INDEMNIFICATION OF DIRECTORS AND OFFICERS.

               Limitation   of Directors’ Liability. The Registrant’s certificate of incorporation provides that the Registrant’s directors shall not be personally liable to the registrant or its stockholders for monetary damages for any breach of fiduciary duty as directors. Under the certificate of incorporation and the DGCL, directors will continue to be subject to liability for any breach of the director’s duty of loyalty to the Registrant or its stockholders, for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, for payment of dividends or approval of stock repurchases or redemptions that are prohibited by the DGCL, and for transactions from which the director derived an improper personal benefit. The certificate of incorporation provides that if the DGCL is amended to authorize corporate action further eliminating or limiting directors’ personal liability, the liability of the Registrant’s directors will be eliminated or limited to the fullest extent permitted by the DGCL, as so amended. Any repeal or modification of this provision of the Registrant’s certificate of incorporation by the Registrant’s stockholders shall not adversely affect any right or protection of a director existing at the time of such repeal or modification.

               This provision provides the Registrant’s directors with protection from awards for monetary damages for breach of their duty of care, but it does not eliminate such duty. Accordingly, this provision will not affect the availability of equitable remedies such as an injunction or rescission based on a director’s breach of his duty of care.

               Indemnification.   Section 145 of the DGCL empowers a corporation to indemnify its directors, officers, employees or agents for judgments, settlements and expenses in respect of third party actions, and for expenses in respect of actions by or in the right of the corporation, and to purchase insurance with respect to liability arising out of such status. The DGCL provides that the indemnification permitted by statute shall not be deemed exclusive of any other rights to which the directors and officers may be entitled under the Registrant’s bylaws, any agreement, a vote of stockholders or otherwise.

               The Registrant’s certificate of incorporation provides that the Registrant shall indemnify any person who was or is a party or is threatened to be made a party to or becomes involved in any action, suit or proceeding (whether civil, criminal, administrative or investigative) by reason of the fact that such person, is or was a director, officer, employee or agent of the Registrant, or is or was serving at the request of the Registrant as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against all liability and loss suffered and expenses reasonably incurred by such person in connection with such action, suit or proceeding. The Registrant will be required to indemnify a person in connection with a proceeding initiated by the person seeking indemnification only if the proceeding was authorized by the board of directors of the Registrant. The Registrant shall pay the expenses of its directors and executive officers, and may pay the expenses of all other officers, employees or agents, incurred in defending any such proceeding in advance of its final disposition, subject to the provisions of the DGCL. Any repeal or modification of the indemnification provision in the Registrant’s certificate of incorporation shall not adversely affect any right or protection of any person in respect of any act or omission occurring prior to the time of such repeal or modification.

               The Registrant maintains directors’ and officers’ liability insurance covering certain liabilities which may be incurred by its directors and officers in the performance of their duties.

ITEM 7.     EXEMPTION FROM REGISTRATION CLAIMED.

               Not applicable.

ITEM 8.     EXHIBITS.

               The Exhibits listed on the Exhibit Index appearing on page 8 of this Registration Statement are hereby incorporated by reference.

ITEM 9.     UNDERTAKINGS.

                (a)     The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

              (ii)      To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

              (iii)     To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

               (2)     That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                 (b)      The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                 (c)      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Louisville, State of Kentucky, on the 27th day of April, 2004.

SYPRIS SOLUTIONS, INC.
By:/s/ Jeffrey T. Gill
Jeffrey T. Gill
President and Chief Executive Officer

POWERS OF ATTORNEY

            KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jeffrey T. Gill, David D. Johnson and Anthony C. Allen, and each of them, as his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments and post-effective amendments to this Registration Statement, and to file the same with all exhibits thereto, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent may lawfully do or cause to be done by virtue thereof.

               Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated and on the dates indicated.

                SIGNATURES                                       TITLE                               Date

   /s/ Jeffrey T.Gill                            President, Chief Executive                     April 27, 2004
-------------------------------------------      Officer and Director
Jeffrey T. Gill

  /s/ David D. Johnson                           Vice President and Chief                       April 27, 2004
-------------------------------------------      Financial Officer
David D. Johnson                                 (Principal Financial Officer)

                SIGNATURES                                       TITLE                               Date

   /s/ Anthony C. Allen                          Vice President of Finance and                  April 27, 2004
--------------------------------------------     Information Systems
Anthony C. Allen                                 (Principal Accounting Officer)

   /s/ Henry F. Frigon                           Director                                       April 27, 2004
-------------------------------------------
Henry F. Frigon

   /s/ Robert E. Gill                            Chairman of the Board and                      April 27, 2004
-------------------------------------------      Director
Robert E. Gill

   /s/ R. Scott Gill                             Director                                       April 27, 2004
-------------------------------------------
R. Scott Gill

   /s/ William L. Healey                         Director                                       April 27, 2004
-------------------------------------------
William L. Healey

                                                 Director                                       ________, 2004
____________________________________________
Roger W. Johnson

   /s/ Sidney R. Peterson                        Director                                       April 27, 2004
-------------------------------------------
Sidney R. Peterson

   /s/ Robert Sroka                              Director                                       April 27, 2004
-------------------------------------------
Robert Sroka

INDEX TO EXHIBITS

EXHIBIT NUMBER	DESCRIPTION OF EXHIBIT	PAGE
4.1	Certificate of Incorporation of Sypris Solutions, Inc. (incorporated herein by reference to Exhibit 4.1 to the Registrant's Registration Statement on Form S-8 No. 333-87880 filed May 9, 2002).
4.2	Bylaws of Sypris Solutions, Inc. (incorporated herein by reference to Exhibit 4.2 to the Registrant's Registration Statement on Form S-8 No. 333-87880 filed May 9, 2002).
4.3	Specimen common stock certificate (incorporated by reference to Exhibit 4.1 to the Registrant's Form 10-K for the fiscal year ended December 31, 1998 filed on March 5, 1999 (Commission File No. 000-24020)).
4.4	Rights Agreement dated as of October 23, 2001 between the Registrant and LaSalle Bank National Association, as Rights Agent, including as Exhibit A the Form of Certificate of Designation and as Exhibit B the form of Right Certificate (incorporated by reference to Exhibit 4.1 to the Registrant's Form 8-K filed on October 23, 2001 (Commission File No. 000-24020)).
4.5	2004 Sypris Equity Plan.	9
5	Opinion of Wyatt, Tarrant & Combs, LLP.	13
23(a)	Consent of Wyatt, Tarrant & Combs, LLP (contained in Exhibit 5).
23(b)	Consent of Ernst & Young, LLP.	15
24	Power of Attorney (precedes signatures).